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[LOGO] ING FUNDS

                                                                       (e)(1)(i)

March 5, 2008

Todd Modic
Senior Vice President
ING Funds Distributor, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258

Dear Mr. Modic:

     Pursuant to the Underwriting Agreement dated January 1, 2002, between ING Series Fund, Inc. and ING Funds Distributor, LLC (the "Agreement") we hereby notify you of our intention to retain you as Underwriter to render underwriting services to ING Global Income Builder Fund and ING Tactical Asset Allocation Fund(the "Funds"), each a newly established series of ING Series Fund, Inc., effective March 5, 2008, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Funds to the Amended Schedule A of the Agreement. The Amended Schedule A is attached to the letter.

     Please signify your acceptance to act as Underwriter under the Agreement with respect to the Funds.

                                        Very sincerely,


                                        /s/ Kimberly A. Anderson
                                        ----------------------------------------
                                        Kimberly A. Anderson
                                        Senior Vice President
                                        ING Series Fund, Inc.


ACCEPTED AND AGREED TO:
ING Funds Distributor, LLC


By: /s/ Todd Modic
    --------------------------------
    Todd Modic
    Senior Vice President

7337 E. Doubletree Ranch Rd.       Tel: 480-477-3000       ING Series Fund, Inc.
Scottsdale, AZ 85258-2034          Fax: 480-477-2700
                                   www.ingfunds.com

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                          AMENDED SCHEDULE OF APPROVALS

                               with respect to the

                             UNDERWRITING AGREEMENT

                                     between

                              ING SERIES FUND, INC.

                                       and

                           ING FUNDS DISTRIBUTOR, LLC

Fund

Brokerage Cash Reserves

ING 130/30 Fundamental Research Fund

ING Balanced Fund

ING Global Income Builder Fund

ING Global Science and Technology Fund

ING Growth Fund

ING Growth and Income Fund

ING Index Plus LargeCap Fund

ING Index Plus MidCap Fund

ING Index Plus SmallCap Fund

ING International Equity Fund

ING Money Market Fund

ING Small Company Fund

ING Strategic Allocation Conservative Fund

ING Strategic Allocation Growth Fund

ING Strategic Allocation Moderate Fund

ING Tactical Asset Allocation Fund